Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 22, 2020, is between TANZANIAN GOLD CORPORATION, a company incorporated under the laws of the Province of Alberta, with its principal executive office located at Bay Adelaide Center, East Tower, 22 Adelaide Street West, Suite 3400, Toronto, Ontario M5H 4E3 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto on Schedule I (individually, a “Buyer” and collectively the “Buyers”). Reference to dollars used herein shall mean United States dollars.

WITNESSETH

WHEREAS, the Company and each Buyer desire to enter into the transactions by this Agreement pursuant to an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyers, as provided herein, and the Buyers shall purchase convertible debentures in the principal amount of $7,000,000 in the form attached hereto as “Exhibit A” (the “Tranche A Debentures”), which shall be convertible into shares of Common Shares of the Company, without par value (the “Common Stock”) (as converted, the “Tranche A Conversion Shares”), of which (i) $4,000,000 shall be disbursed upon the signing this Agreement (the “First Closing”), (ii) $2,000,000 shall be disbursed on or about the date the initial Registration Statement has been filed with the SEC (the “Second Closing”), and (iii) $1,000,000 shall be disbursed on or about the date the Registration Statement has first been declared effective by the SEC (the “Third Closing”) (each of the First Closing, Second Closing and Third Closing individually referred to as a “Tranche A Closing” and collectively referred to as the “Tranche A Closings”), for a total purchase price of $7,000,000 in the respective amounts set forth opposite each Buyers’ name on Schedule I;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Buyers, as provided herein, and the Buyers shall purchase additional convertible debentures in the principal amount of up to $7,000,000 in the form attached hereto as “Exhibit B” (the “Tranche B Debentures” and collectively along with the Tranche A Debentures, the “Convertible Debentures”), for a total commitment amount of $14,000,000 (the “Commitment Amount”), which shall be convertible into shares of Common Stock (as converted, the “Tranche B Conversion Shares” and collectively along with the Tranche A Conversion Shares, the “Conversion Shares”), of which (i) $2,000,000 shall be purchased at least 60 days, but not later than 90 days following the Third Closing (the “Fourth Closing”); (ii) $2,000,000 shall be purchased at least 30 days, but not later than 60 days following the Fourth Closing (the “Fifth Closing”); (iii) $2,000,000 shall be purchased at least 30 days, but not later than 60 days following the Fifth Closing (the “Sixth Closing”); and (iv) $1,000,000 shall be purchased at least 30 days, but not later than 60 days following the Sixth Closing (the “Seventh Closing”) (each of the Fourth Closing and Seventh Closing individually referred to as a “Tranche B Closing” and collectively referred to as the “Tranche B Closings”), for a total purchase price of up to $7,000,000 in the respective principal amounts set forth opposite each Buyers’ name on Schedule I;

WHEREAS, at the First Closing the Company will issue to the Buyers warrants in the form attached hereto as “Exhibit C” (the “Warrants”) to purchase such number of additional shares of Common Stock equal to twenty percent (20%) of the Commitment Amount divided by the 20-day volume weighted average price (as shown on Bloomberg LP under the ticker symbol TRX.US) measured as of the last completed Trading Day immediately preceding the date of the First Closing (collectively, the “Warrant Shares”) at an exercise price equal to the fixed conversion price (“Fixed Conversion Price”) set forth in the Tranche A Debentures issued at the First Closing;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and under applicable state and Canadian provincial securities laws;

WHEREAS, the obligations of the Company to the Buyers under this Agreement, the Convertible Debentures and other related instruments and agreements will be guaranteed by Tanzania American International Development Corporation 2000 Limited (“Tanzam”) pursuant to a Global Guaranty Agreement (the “Guaranty Agreement”); and

WHEREAS, the Convertible Debentures, the Conversion Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF CONVERTIBLE DEBENTURES AND ISSUANCE OF WARRANTS.

(a)                   (i) Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company (i) at each Tranche A Closing the Tranche A Convertible Debentures in the principal amounts set forth opposite each Buyer’s name on the Schedule of Buyers attached as Schedule I hereto and (ii), if elected by the Company, upon 5 Business Days advanced written notice by the Company to the Buyers (each such notice, a “Purchase Notice”) prior to the 90th day following the Third and the 60th day following the Fourth, Fifth, or Sixth Closing, as the case maybe, the Tranche B Convertible Debentures in amounts corresponding with the principal amount set forth opposite each Buyer’s name on the Schedule of Buyers attached as Schedule I hereto. Failure by the Company to provide the Purchase Notice by the 90th or 60th day of the previous closing, as the case may be, shall be deemed that the Company is not participating in the purchase of the applicable Tranche B Debenture; and

1

(ii) Issuance of Warrants. Concurrent with the First Closing the Company will issue to the Buyers Warrants to purchase a number of shares of Common Stock equal to twenty percent (20%) of the Commitment Amount divided by the 20-day volume weighted average price (as shown on Bloomberg LP under the ticker symbol TRX.US) measured as of the last completed Trading Day immediately preceding the date of the First Closing at an exercise price equal to the Fixed Conversion Price set forth in the Tranche A Debentures issued at the First Closing. In the event that the Company provides a Purchase Notice to the Buyers in respect of a Tranche B Closing and such Tranche B Closing does not occur due to a breach by a Buyer (a “Defaulting Buyer”), then such Defaulting Buyer shall forfeit such number of Warrants that is equal to the Defaulting Buyer’s portion of the principal amount of the applicable Tranche B Convertible Debenture divided by the Defaulting Buyer’s portion of the Commitment Amount.

(b)                  Closing Dates. Each Tranche A Closing and each Tranche B Closing shall occur at the offices of Yorkville Advisors Global, LP, 1012 Springfield Avenue, Mountainside, NJ 07092.

Tranche A Closing Dates. Provided that the conditions to the Tranche A Closing set forth in Sections 6 and 7 below have been satisfied or waived, each Tranche A Closing shall take place on the date and time as follows (the applicable “Tranche A Closing Date”) (or such other date as is mutually agreed to by the Company and each Buyer): (i) the First Closing shall take place within 48 hours following the date hereof, (ii) the Second Closing shall take place at 10:00 a.m., New York time, on the day the initial Registration Statement is filed, and (iii) the Third Closing shall take place within 48 hours of the day the Registration Statement is first declared effective by the SEC.

Tranche B Closing Dates. Provided that the conditions to the Tranche B Closing set forth in Sections 6 and 7 below have been satisfied or waived, each Tranche B Closing shall take place on the date and time as follows (the applicable “Tranche B Closing Date”) (or such other date as is mutually agreed to by the Company and each Buyer): (i) the Fourth Closing shall take place at 10:00 a.m., New York time, on such Business Day selected by the Company in the Purchase Notice which shall be least 60 days, but not later than 90 days following the closing date in respect of the Third Closing, and (ii) the Fifth, Sixth, and Seventh Closings shall take place at 10:00 a.m., New York time, on such Business Day selected by the Company in the applicable Purchase Notice which shall be least 30 days, but not later than 60 days following the closing date in respect of the Fifth, Sixth, or Seventh Closing, as the case may be. With respect to each of the Fourth Closing, Fifth Closing, Sixth Closing, and Seventh Closing, within one day of receipt of the Company’s Purchase Notice selecting the applicable closing date, the Buyers may defer the closing date of such Tranche B Closing to a date selected by the Buyers no later than the last eligible day for such closing.

2

As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, or Toronto, Ontario are authorized or required by law to remain closed.

(c)                   Form of Payment; Deliveries. Subject to the satisfaction of the terms and conditions of this Agreement, on each Tranche A Closing Date and each Tranche B Closing Date, (i) the Buyers shall deliver to the Company such aggregate purchase price (being 100% of the principal amount) for the Convertible Debentures to be issued and sold to such Buyer at such closing, minus any Commitment Fee (as defined below) or Implementation Fee (as defined below) to be paid directly from the proceeds of such Closing as set forth herein (if any), and (ii) the Company shall deliver to each Buyer, Convertible Debentures which such Buyer is purchasing at such closing in the principal amounts indicated below such Buyer’s name on Schedule I, as applicable, duly executed on behalf of the Company, and the in connection with the First Closing, the Warrants.

(d)                  Payment of Fees. On the date of the First Closing the Company shall pay a commitment fee in an amount in cash equal to 1.5% of the Commitment Amount (the “Commitment Fee”) which shall be paid to the Buyers (or their designated affiliate) in the respective amounts set forth below each Buyers’ name on Schedule I. At each Tranche A Closing and each Tranche B Closing the Company shall pay an implementation fee (the “Implementation Fee”) in an amount equal to 3.95% of the purchase price of each closing. The Commitment Fee due and payable at the First Closing and the Implementation Fee due and payable at each Tranche A Closing and Tranche B Closing shall be deducted from the gross proceeds of such closing. The Company authorizes each Buyer to deduct the Commitment Fee and Implementation Fee, as applicable, due hereunder from the gross process of the purchase of any Convertible Debentures due at each closing.

(e)                   Maximum Shares. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any shares of Common Stock pursuant to the transactions contemplated hereby or any other Transaction Documents (including the Conversion Shares and the Warrant Shares) if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock that the Company may issue in this transaction in compliance with the Company’s obligations under the rules or regulations of NYSE American LLC (the “NYSE American”) (the number of shares which may be issued without violating such rules and regulations is 39,295,103 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the NYSE American for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Buyers. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

(f)                    Beneficial Ownership Limitation. The Company shall not issue and each Buyer shall not purchase any shares of Common Stock under this Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of Common Stock then owned beneficially (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by such Buyer and its affiliates would result in the beneficial ownership by the Buyer and its affiliates of more than 9.9% of the then issued and outstanding shares of Common Stock.

3

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the date of each closing:

(a)                   Investment Purpose. The Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b)                  Accredited Investor Status. The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)                   Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration and prospectus requirements of United States federal, state securities laws and applicable Canadian securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities pursuant to applicable United States and Canadian securities laws.

(d)                  Information. The Buyer and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by such Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

4

(e)                   Residency. The Buyer is not resident in Canada and has knowledge and experience or has consulted its own legal counsel, accountant or investment advisor, with respect to the its investment in the Securities and applicable securities laws in the international jurisdiction in which the Buyer resides which would apply to this investment.

(f)                    Transfer or Resale. The Buyer understands that: (i) the Securities have not been registered under the Securities Act or any securities laws and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters) and legal opinion under Section 2(f)(i)(B) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(g)                  Legends. The Buyer agrees to the imprinting, so long as it is required by this Section 2(g), of a restrictive legend on the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES [AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE] HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS

Certificates evidencing the Conversion Shares and the Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Buyer agrees that the removal of restrictive legend from certificates representing Securities as set forth in this Section 2(g) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

5

(h)                  Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(i)                    Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(j)                    No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(k)                  Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company's securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company's agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer. The Buyer hereby agrees that it shall not directly or indirectly, engage in any Short Sales involving the Company’s securities during the period commencing on the date hereof and ending when no Convertible Debentures remain outstanding. "Short Sales" means all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act (as defined below). The Buyer is aware that Short Sales and other hedging activities may be subject to applicable federal and state or provincial securities laws, rules and regulations and the Buyer acknowledges that the responsibility of compliance with any such federal, provincial, or state securities laws, rules and regulations is solely the responsibility of the Buyer.

6

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to each Buyer:

(a)             Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (as defined below). “Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)             Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares issuable upon conversion of the Convertible Debentures and exercise of Warrants), have been duly authorized by the Company's board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governmental body. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Convertible Debentures, the Warrants, the Global Guaranty, and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

7

(c)             Issuance of Securities. The issuance of the Securities are duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the Securities shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of each closing date, the Company shall have reserved from its duly authorized capital stock not less than (i) the maximum number of shares of Common Stock issuable upon conversion of all Convertible Debentures (assuming for purposes hereof that any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein). The Conversion Shares, upon issuance in accordance with the Convertible Debentures, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(d)             Reporting Issuer Status. The Company is a “reporting issuer” in the Provinces of British Columbia, Alberta and Ontario (the “Reporting Provinces”), is in good standing with respect to its filing requirements under applicable Canadian securities laws, is not included in a list of defaulting reporting issuers maintained by the any Canadian securities commissions and is not in default with respect to any requirement of applicable Canadian securities laws.

(e)             No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, the Conversion Shares, and the reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of the Articles (as defined below), bylaws (as applicable), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company's incorporation or in which it or its subsidiaries operate and the rules and regulations of the Toronto Stock Exchange (“TSX”) and the NYSE American and collectively along with the TSX, the “Principal Markets”) and including all applicable laws, rules and regulations of the Reporting Provinces) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.

8

(f)              Consents. The Company is not required to obtain any material consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal, provincial or state securities agencies and any filings, consents and authorizations as may be required by the Principal Markets), any Governmental Entity (as defined below) or any regulatory or selfregulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to each Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Markets and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The Company has notified the Principal Markets of the issuance of all of the Securities hereunder, which does not require obtaining the approval of the stockholders of the Company or any other Person or Governmental Entity, and the Principal Markets have completed any required review of the listing of the Conversion Shares and the Warrant Shares and the TSX has provided any conditional approval necessary to list the Common Stock that may be issued pursuant to the Transaction Documents. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasigovernmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multinational organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(g)             Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an "affiliate" (as defined in Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

9

(h)             No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i)              Dilutive Effect. The Company acknowledges its obligation to issue the Conversion Shares upon conversion of the Convertible Debentures in accordance with this Agreement and the Convertible Debentures are, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)              Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar antitakeover provision under the Articles, bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.

(k)             SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal yearend audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued under International Accounting Standard 37: Provisions, Contingent Liabilities and Contingent Assets, IFRS which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. Except as disclosed in the disclosure schedule, the Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with IFRS and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

10

(l)              Absence of Certain Changes. Since the date of the Company's most recent audited financial statements contained in a Form 20-F, there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result in a Material Adverse Effect, except as disclosed in the SEC Documents. Since the date of the Company's most recent audited financial statements contained in a Form 20-F, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business or otherwise disclosed in the SEC Documents. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

11

(m)          No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that has not been publicly disclosed and would reasonably be expected to have a Material Adverse Effect.

(n)             Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under its Articles, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, articles of incorporation or certificate of incorporation or bylaws, respectively which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Markets and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Markets in the foreseeable future. During the one year prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Markets, (ii) trading in the Common Stock has not been suspended by the SEC, the securities commissions of the Reporting Provinces, or the Principal Markets and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Markets regarding the suspension or delisting of the Common Stock from the Principal Markets. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

12

(o)             Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee, nor any other person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA) or any other applicable antibribery or anti corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose, in violation of applicable law, of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has violated or is in violation of any provision of the Corruption of Foreign Officials Act (Canada);

(p)             Equity Capitalization.

(i)                 Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of an unlimited number of shares of common stock, no par value, of which, 197,462,832 are issued and outstanding.

(ii)               Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable.

(iii)             Existing Securities; Obligations. Except as disclosed in a disclosure schedule or the SEC Documents: (A) none of the Company's or any Subsidiary's shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement) ; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities; and (G) neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

13

(iv)              Organizational Documents. The Company has furnished to the Buyers or filed on EDGAR true, correct and complete copies of the Company's Articles, as amended and as in effect on the date hereof (the “Articles”) and the terms of all convertible securities and the material rights of the holders thereof in respect thereto.

(q)             Litigation. Except as disclosed in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Markets, any court, public board, other Governmental Entity, selfregulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would reasonably be expected to result in a Material Adverse Effect. After reasonable inquiry of its employees, the Company is not aware of any event which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would reasonably be expected to result in a Material Adverse Effect.

(r)              Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

14

(s)              Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(t)              Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(u)             Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and nonU.S. antimoney laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs (“Sanctions Programs”) administered by the U.S. Office of Foreign Assets Control (“OFAC”), including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001)); and any regulations contained in 31 CFR, Subtitle B, Chapter V.

(v)             Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents, and the items disclosed in the disclosure schedule. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company, and not retracted, during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to the Buyers have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to each Buyer, the Company's best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results). The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

15

(w)           Title. Except as disclosed in a disclosure schedule, the Company has good and marketable title to (i) all real property owned by it and (ii) all personal property, owned by it which is material to the business of the Company, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company.

(x)             No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(y)             Private Placement. Assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Markets.

(z)             The Company is not a client or customer of any Buyer or any of its affiliates and none of the Buyers, nor any of its affiliates, has provided, or will provide, any services to the Company or any of its affiliates. The Buyers’ relationship to the Company is solely as an investor under the terms of this Agreement.

4.	COVENANTS.

16

A.        By the Company

(a)       Reporting Status. For the period beginning on the date hereof, and ending 6 months after the date on which all the Convertible Debentures are no longer outstanding (the “Reporting Period”), the Company shall use its best efforts to file on a timely basis all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(b)       Use of Proceeds. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions Programs, or (ii) in any other manner that will result in a violation of Sanctions Programs.

(c)       Listing. To the extent applicable, the Company shall promptly secure the listing of all of the Conversion Shares and Warrant Shares upon each Principal Market, subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents on such Principal Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on a Principal Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4A.(c).

(d)       RESERVED

(e)       Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first Business Day after the date of this Agreement, the Company shall file a current report on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), (the “Current Report”) ”), and within 45 days of the date of this Agreement, the Company shall publicly disclose any material information, if any, contained in the disclosure schedule for Section 3(k). From and after the filing of the Current Report and the material information contained in disclosure schedule for Section 3(k), the Company shall have disclosed all material, nonpublic information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer's sole discretion).

17

(f)       Reservation of Shares. So long as any of the Convertible Debentures remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, (i) the maximum number of shares of Common Stock issuable upon conversion of all the Convertible Debentures then outstanding (assuming for purposes hereof any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures), and (ii) the number of maximum number of Warrant Shares issuable upon exercise of the Warrants (assuming for purposes hereof any such conversion shall not take into account any limitations on the conversion of the Warrants) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4A.(f) be reduced other than proportionally in connection with any conversion and/or redemption, or reverse stock split. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, subject to the limitation set forth in Section 1(e).

(g)       Conduct of Business. During the Reporting Period, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(h)       Certain Issuances and Charter Amendments. From the date hereof until all the Convertible Debentures have been repaid, unless the holders of at least 75% in principal amount of the then outstanding Convertible Debentures shall have given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the date hereof) to, directly or indirectly (i) issue any stock, securities, notes, debentures, or instruments of any kind which directly or indirectly may be convertible into or exercisable or exchangeable for Common Stock at a price or rate that is variable or otherwise dependent on the market price of the Common Stock after the original issuance date, or (ii) enter into any “At the Market Offering,” “ATM,” or equity line of credit, or any similar facility, or issue any Common Stock pursuant to any existing ATM, or (iii) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders of the Convertible Debentures. From the date hereof until all the Convertible Debentures have been repaid, unless the holders of at least 75% in principal amount of the then outstanding Convertible Debentures shall have given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the date hereof) to, directly or indirectly issue any Common Stock, or any security, note, or instrument granting the holder thereof the right to acquire Common Stock for consideration per share of Common Stock that is less than 85% of the market price of the Common Stock determined immediately prior to the original issuance date of such Common Stock, security, note or instrument (each a “Dilutive Issuance”), provided however, this limitation relating to a Dilutive Issuance shall cease to apply after the Third Closing has occurred and the total outstanding balance under the Tranche A Debentures is less than $2,500,000.

18

(i)       At any time after the occurrence of the Fourth Closing so long as the debt outstanding pursuant to the Tranche B Debentures is greater than or equal to $2,000,000:

(1)       the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the date hereof) to incur debt which would cause the aggregate debt of the Company and its subsidiaries, including accounts payable, excluding the debt outstanding pursuant to the Tranche A Debentures, to exceed $25,000,000 (“Permissible Debt Limit”), unless the holders of at least 75% in principal amount of the then outstanding Convertible Debentures shall have given prior written consent, and

(2) Subject to the Permissible Debt Limit, should the Company or any subsidiary (whether or not a subsidiary on the date hereof) incur any indebtedness which is secured by any assets of the Company or any subsidiaries, other than (i) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment by the Company or any subsidiary, including capital lease obligations with no recourse other than to such equipment, (ii) working capital facilities in the ordinary course of business secured solely by current work in progress inventory (for the avoidance of doubt, inventory shall not include any unmined resources or rights thereto), and (iii) short term secured debt currently in effect as of the date hereof, provided that such amount does not exceed $1,000,000 (“Allowable Debt,” and any indebtedness described in this section other than the Allowable Debt, the “Secured Debt”) then prior to granting such Secured Debt the Company or its subsidiaries shall grant a like security interest to the Buyers to secure the debt outstanding pursuant to the Tranche B Debentures on a pari passu basis. If any such Secured Debt is in existence prior to the Fourth Closing, then in connection with the Fourth Closing, the Company or its subsidiaries shall grant a like security interest to the Buyers to secure the debt outstanding pursuant to the Tranche B Debentures on a pari passu basis.

(j)       So long as there is an outstanding balance owed under the Convertible Debentures, without the consent of the Buyers, not to be unreasonably withheld, the Company and its Subsidiaries shall not dispose of, reduce, or encumber any portion of Tanzam’s 55% interest in the joint venture company Buckreef Gold Company Limited, unless the proceeds from such action are used to retire the outstanding Convertible Debentures in full.

(k)       At any time during the period beginning on the Effectiveness Deadline (as defined in the Registration Rights Agreement) and ending on the expiration date of the Warrants, if the Warrants Shares are not subject to an effective registration statement a Buyer (the "Exercising Buyer") shall have the right by providing written notice to the Company (a "Bonus Payment Notice") to receive a bonus payment in an amount equal to the number of Warrant Shares that remain available to exercise by the Exercising Buyer multiplied by the difference between the average closing price of the Common Stock on the Principal Market over ten trading days prior to the date of the Bonus Payment Notice and the exercise price, and (i) the Company shall make such payment to the Exercising Buyer on or before April 30, 2022, (ii) upon receipt of such payment by the Exercising Buyer, the Exercising Buyer’s Warrants will be cancelled, and (iii) until such time as the payment is received by the Exercising Buyer, the Exercising Buyer may exercise the Warrants on a cash basis pursuant to their terms, which  shall have the effect of cancelling the Exercising Buyer’s Bonus Payment Notice.

19

(l)       If at any time a Buyer elects to exercise any of the Warrants held by them, the Buyer may, at its election, elect to set-off any of the amounts owed to them under the Convertible Debentures against the balance owing to the Company as a result of the exercise price. Should the Buyer make such election the amount deemed repaid as a result of the set-off will not be subject to any redemption fees set forth in the Convertible Debentures.

B.       By the Buyers

(a)       Upon request by the Company, the Buyers shall provide trading records related to the purchase and sale of Common Stock by the Buyers during the period that the Buyers held the Convertible Debentures.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)       Register. The Company shall maintain at its principal executive offices or with the transfer agent and registrar of the Company (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Convertible Debentures and Warrants in which the Company shall record the name and address of the Person in whose name the Convertible Debentures and Warrants have been issued (including the name and address of each transferee), the amount of Convertible Debentures and Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)       Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Buyer, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Buyer under this Agreement.

20

(c)       Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in a form acceptable to the Buyers to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Buyers or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by Buyers to the Company, and confirmed by the Company, upon conversion of the Convertible Debentures or the exercise of the Warrants (as the case may be). The Company represents and warrants that no instruction other than such irrevocable transfer agent instructions referred to in this Section, and stop transfer instructions to give effect to Section 1(e) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144 or another exemption from registration, the transfer agent shall issue such shares to the Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 2(f). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(c) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 2(f), that Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to each Buyer at each Tranche A Closing and each Tranche B Closing is subject to the satisfaction, at or before the applicable closing date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)       Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)       Such Buyer shall have delivered to the Company the purchase price for the Convertible Debentures being purchased by such Buyer at the closing by wire transfer of immediately available funds in accordance with the closing statement to be executed in connection with such closing.

21

(c)       The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the closing date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the closing date.

7.	CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

(a)       The obligation of each Buyer hereunder to purchase the Convertible Debentures at each Tranche A Closing is subject to the satisfaction, at or before the applicable Tranche A Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)       The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer such aggregate principal amount of Convertible Debentures as is set forth below such Buyer's name on the Schedule of Buyers for the closing and the Warrants.

(ii)       Such Buyer shall have received the opinion of counsel to the Company, dated as of the date of the First Closing, in the form reasonably acceptable to such Buyer.

(iii)       The Company shall have delivered to each Buyer copies of its and each Subsidiaries certified copies of its charter, as well as any shareholder or operating agreements by or among the shareholders or members of any of the Company’s Subsidiaries.

(iv)       The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company issued by the registrar of its jurisdiction of incorporation as of a date within ten (10) days of the applicable closing date.

(v)       The Company shall have delivered to the Buyer a certificate executed by the secretary of the Company and dated as of the applicable closing date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors, and (ii) the Articles of the Company.

(vi)       Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the applicable closing date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable closing date, as set forth in Sections 3 and 4A.

22

(vii)       The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Markets, (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Markets from trading on the Principal Markets nor shall suspension by the SEC or the Principal Markets have been threatened, as of the applicable closing date, either (I) in writing by the SEC or the Principal Markets or (II) by falling below the minimum maintenance requirements of the Principal Markets, and (C) shall not be trading below the Floor Price (as defined in the Convertible Debentures) at any time during the five (5) consecutive trading days prior to the applicable closing date.

(viii)       The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Markets.

(ix)       No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(x)       Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect and the Company has not filed for nor is subject to any bankruptcy, insolvency, reorganization or liquidation proceeding or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted against the Company.

(xi)       The Company shall have obtained approval or conditional approval of the Principal Markets to list all of the Conversion Shares issuable upon conversion of the Convertible Debentures and the Warrant Shares issued upon exercise of the Warrants.

(xii)        Prior to First Closing, the Company has less than $1,000,000 outstanding in convertible debt, exclusive of the Convertible Debenture to be issued pursuant to this Agreement, which may be converted into Common Stock.

(xii)       With respect to the Second Closing only, the Initial Registration Statement (as defined in the Registration Rights Agreement) shall have been filed in accordance with the terms and conditions set forth in the Registration Rights Agreement.

(xiii)       With respect to the Third Closing, the Initial Registration Statement shall have been declared effective by the SEC.

(xiv)       The Company, together with its subsidiaries, shall have has less than $25,000,000 of total debt outstanding, including accounts payable, excluding the debt outstanding pursuant to the Tranche A Debentures.

(b)       The obligation of each Buyer hereunder to purchase the Convertible Debentures at each Tranche B Closing is subject to the satisfaction, at or before the applicable Tranche B Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

23

(i)       All the conditions set forth in section 7(a)(i) through 7(a)(xi) shall be satisfied as of the applicable closing date.

(ii)       The market capitalization of the Company is at least $100 million, as displayed on Bloomberg LP under the ticker symbol “TRX.US” as of the last trading day immediately prior to each applicable Tranche B Closing Date.

(iii)       The Company and its Subsidiaries shall have provided documentation from the Tanzanian authorities confirming the production of at least 250 ounces of gold during the 30 calendar days immediately preceding of the Closing Date of the Fourth Closing.

(iv)       The sum of the number of shares of Common Stock issuable (A) upon conversion of (1) all Convertible Debentures outstanding and (2) the Tranche B Debentures to be issued at the applicable Tranche B Closing, assuming full conversion of each as of the applicable Tranche B Closing Date at a conversion price equal to 93% of the average of the 2 lowest daily VWAPs during the 10 consecutive Trading Days immediately preceding such Tranche B Closing Date, and (B) upon the exercise of all Warrants outstanding (in each case without taking into account any ownership limitations in the Convertible Debentures or Warrants) shall not exceed the Exchange Cap.

(v)       The Company, together with its subsidiaries, shall have less than $25,000,000 of total debt outstanding, including accounts payable, excluding the debt outstanding pursuant to the Tranche A Debentures, but including (i) any debt outstanding pursuant to the Tranche B Debentures, and (ii) the principal amount of the Tranche B Debentures to be issued at the applicable Tranche B Closing Date.

8.	TERMINATION.

(a)       In the event that the First Closing shall not have occurred with respect to a Buyer within 7 days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8(a) shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer's breach of this Agreement and (ii) the abandonment of the sale and purchase of the Convertible Debentures shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described herein unless such Buyer shall be deemed to breach this Agreement. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

(b)       In the event that the First Closing shall not have occurred within 7 days of the date hereof, then the Company shall have the right to terminate this Agreement without liability to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8(b) shall not be available to the Company if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such the Company's breach of this Agreement.

24

9.	MISCELLANEOUS.

(a)       Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)       Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)       Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Agreement instead of just the provision in which they are found.

25

(d)       Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(e)       Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	TANZANIAN GOLD CORPORATION
#202, 5626 Larch Street Vancouver, BC V6E 4E1 Telephone: 604 696-4236 Attention: Donna Moroney Corporate Secretary E-Mail: dmoroney@wiklow.com
With Copy to:	Lewis Brisbois 333 Bush Street, Suite 1100 San Francisco, CA 94104 Telephone: 415-262-8508 Attention: Daniel B. Eng E-Mail: daniel.eng@lewisbrisbois.com

26

If to a Buyer, to its address and email address set forth on the Schedule of Buyers, with copies to:

With copy to:	David Fine, Esq. c/o Yorkville Advisors Global, LP 1012 Springfield Avenue Mountainside, NJ 07092 Email: legal@yorkvilleadvisors.com or to such other address, email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender's e-mail service provider containing the time, date, recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively

(f)       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Convertible Debentures (but excluding any purchasers of Conversion Shares and Warrant Shares, unless pursuant to a written assignment by such Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers. In connection with any transfer of any or all of its Securities, a Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities.

(g)       Indemnification.

(i)       In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

27

(ii)       Promptly after receipt by an Indemnitee under this Section 9(g) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(g), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(g), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

28

(iii)       The indemnification required by this Section 9(g) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills supporting the Indemnified Liabilities are received by the Company. Notwithstanding the forgoing, in no event shall the Company’s aggregate amount of Indemnified Liabilities under this Section 9(g) exceed the aggregate amount of Debentures purchased by Buyers under this Agreement.

(iv)       The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(h)       No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

29

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
TANZANIAN GOLD CORPORATION

By: /s/ James E. Sinclair
Name: James E. Sinclair
Title: Executive Chairman

30

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:
YA II PN, LTD.
By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By: /s/ Matt Beckman
Name: Matt Beckman
Title: Member

RIVERFORT GLOBAL OPPORTUNITIES PLC

By: /s/ Philip Haydn-Slater
Title: Director

31

LIST OF EXHIBITS

Schedule I: Schedule of Buyers

Exhibit A: Form of Tranche A Debenture

Exhibit B: Form of Tranche B Debenture

Exhibit C: Form of Warrants

SCHEDULE I

SCHEDULE OF BUYERS

YA II PN, LTD, an exempted company incorporated in the Cayman Islands with limited liability and whose registered office is at PO Box 309, Ugland House, Grand Cayman KY1 1101 (“YA II”).

Address for Contacts:

YA II PN, Ltd.

1012 Springfield Avenue

Mountainside, NJ 07092

Attention: Matt Beckman, Email: mbeckman@yorkvilleadvisors.com

RIVERFORT GLOBAL OPPORTUNITIES PLC, a company incorporated in England and Wales and whose principal office is at 72 Charlotte Street, London W1T 4QQ, United Kingdom (“Riverfort”).

Address for Contacts:

Riverfort Global Opportunities PLC

Suite 39, 18 High Street

Buckinghamshire, HP11 2BE, United Kingdom

Attention: Nicholas Lee, Brian Kinane and Gytis Martinkus, Email: nick.lee@rgo-plc.com, brian@riverfortcapital.com and gytis.martinkus@riverfortcapital.com]

Closing	Principal Amount of Convertible Debentures	BUYER:
		YA II (65%)	Riverfort (35%)
Tranche A
First Closing:	$4,000,000	$2,600,000	$1,400,000
Second Closing:	$2,000,000	$1,300,000	$700,000
Third Closing	$1,000,000	$650,000	$350,000

Tranche B
Fourth Closing	$2,000,000	$1,300,000	$700,000
Fifth Closing	$2,000,000	$1,300,000	$700,000
Sixth Closing	$2,000,000	$1,300,000	$700,000
Seventh Closing	$1,000,000	$650,000	$350,000

Aggregate:	$14,000,000	$9,100,000	$4,900,000

Commitment Fee (Due on First Closing):	$210,000	$136,500	$73,500

EXHIBIT A

FORM OF TRANCHE A DEBENTURES

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

TANZANIAN GOLD CORPORATION

Convertible Debenture

Principal Amount: [$___________]

Debenture Issuance Date: [_________]

Debenture Number: TRX-[1][2][3]

FOR VALUE RECEIVED, TANZANIAN GOLD CORPORATION, a company incorporated under the laws of the Province of Alberta (the "Company"), hereby promises to pay to the order of [YA II PN, Ltd.] [Riverfort Global Opportunities PLC], or its registered assigns (the "Holder") the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Debenture Issuance Date (the "Issuance Date"), as may be extended by the Maturity Extension (as defined below) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Debenture (including all debentures issued in exchange, transfer or replacement hereof, this "Debenture") was originally issued pursuant to the Securities Purchase Agreement dated [____________], 2020, as amended (the “Securities Purchase Agreement”) between the Company and the Buyers listed on the Schedule of Buyers attached thereto. Certain capitalized terms used herein are defined in Section (13). Reference to dollar amounts herein shall mean United States dollars.

(1)               GENERAL TERMS

(a)               Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The "Maturity Date" shall be [________], 20221. At any time at least 5 Business Days, but no more than 20 Business Days prior to the Maturity Date, provided that (i) the Principal balance is at least 20% of the original Principal Amount, and (ii) no Event of Default has occurred which has not been cured, the Company shall have the right, by providing written notice to the Holder, to extend the Maturity Date by an additional 6 months, which extension shall not be subject to the payment of any extension fees or charges. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

_______________________________

1 Insert date 18 months from the issuance date.

(b)               Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 0% (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(c)               Early Redemption. The Company shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Debenture as described in this Section; provided that (i) the Company provides the Holder with at least 5 Business Days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption, and (ii) the current stock price of the Common Stock on the NYSE American (as reported by Bloomberg LP) at the time of the delivery of the Redemption Notice is less than the Fixed Conversion Price. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Convertible Debentures to be redeemed and the applicable Redemption Amount. The “Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus the applicable Redemption Premium, plus all accrued and unpaid interest, if any. After receipt of the Redemption Notice, the Holder shall have 5 Business Days to elect to convert all or any portion of Convertible Debentures subject to the limitations set forth in Section 3(c). On the 6th Business Day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions effected during the 5 Business Day period.

(2)               EVENTS OF DEFAULT.

(a)               An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                 the Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture or any other Transaction Document within ten (10) Business Days after such payment is due;

(ii)              The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

2

(iii)            The Company or any subsidiary of the Company shall default in any of its obligations under any debenture or mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $1,500,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable and such default is not cured or waived within forty five (45) days;

(iv)             The Common Stock shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of 10 consecutive Trading Days;

(v)               The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section (13)) unless in connection with such Change of Control Transaction this Debenture is retired;

(vi)             the Company's (A) failure to cure a Conversion Failure by delivery of (I) the required number of shares of Common Stock or (II) the Buy-In Price within five (5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section (4)(b);

(vii)          The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section (2)(a)(i) through (2)(a)(viii) hereof) or any Transaction Document (as defined in Section (13)) which is not cured within the time prescribed, or if no time is prescribed, 30 days.

3

(viii)        any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.

(b)               During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing, the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, and the Interest Rate shall increase to an annual rate of 15.0% for so long as any Event of Default remains uncured. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture (subject to the limitations set out in Section (3)(c)(i) and (3)(c)(ii)) at any time after (x) an Event of Default (provided that such Event of Default is continuing) or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. ,

(c)               If at any time the daily VWAP is less than the Floor Price for a period of twenty (20) consecutive Trading Days (a “Triggering Event”), then the Company shall repay all amounts outstanding under this Debenture in cash on the 30th day after the date of the Triggering Event. The obligation of the Company to repay this Debenture pursuant to this clause 2(c) shall cease if any time after the Triggering Event the daily VWAP is greater than the Floor Price for a period of five (5) consecutive Trading Days, unless a subsequent Triggering Event occurs.

(3)               CONVERSION OF DEBENTURE. The amount outstanding from time to time under this Debenture shall be convertible into shares of the Company's Common Stock, on the terms and conditions set forth in this Section (3).

(a)               Conversion Right. Subject to Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section (3)(b), at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate"). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

4

(i)                 "Conversion Amount" means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)              "Conversion Price" means, as of any Conversion Date (as defined below) the lower of (i) [$_____]2(the “Fixed Conversion Price”), or (ii) 93% of the average of the 2 lowest daily VWAPs during the 10 consecutive Trading Days immediately preceding the Conversion Date (the “Variable Conversion Price”), but in no case shall the Conversion Price be lower than the Floor Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

(b)               Mechanics of Conversion.

(i)                 Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section (3)(b)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to federal or state securities laws or rules and regulations of the Commission or state authorities If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii)              Company's Failure to Timely Convert. If within three (3) Trading Days after the Company's receipt of the email copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

________________________________

2 Insert price equal to 130% of the 20-day VWAP measured as of the last completed Trading Day immediately preceding the Debenture Issuance Date.

5

(iii)            Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(c)   Limitations on Conversions.

(i)                 Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock hereunder to the extent that after giving effect to such conversion or receipt of such Shares, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of Shares. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

6

(ii)              Principal Market Limitation. The Company shall not issue any shares of Common Stock pursuant to the terms of this Debenture if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock that the Company may issue upon conversion of the Debenture and the Other Debentures in compliance with the Company’s obligations under the rules or regulations of NYSE American (the number of shares which may be issued without violating such rules and regulations is 39,295,103 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the NYSE American for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

(iii)            Other Conversion Limitations. So long as no Event of Default has occurred, the Holder agrees that it shall not, on any given Conversion Date, convert an aggregate Conversion Amount (of this Debenture and any Other Debenture held by the Holder) using a Conversion Price based on the Variable Conversion Price that would result in Conversion Shares in excess of the Holder’s Proportion of 20% of the total volume of Shares traded on the Primary Market during the 21 Trading Day period immediately preceding such Conversion Date. This limitation shall not apply to conversions using a Conversion Price equal to the Fixed Conversion Price (unless waived with the consent of the Company), provided however, with respect to any conversions by the Holder using a Conversion Price equal to the Fixed Conversion Price, the number of such Conversion Shares that the Holder may sell on any given Trading Day shall not exceed the Holder’s Proportion of 20% of the daily volume of shares traded on the Primary Market. The Holder agrees that it shall not, on any given Conversion Date, convert an aggregate Conversion Amount (of this Debenture and any Other Debenture held by the Holder) that is less than the Holder’s Proportion of $50,000, unless the outstanding balance is less than such limitation.

(d)   Other Provisions.

(i)                 All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii)              The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding amount of this Debenture (without regard to any conversion limitations set forth herein).

(iii)            Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

7

(4)   Adjustments to Conversion Price

(a)   Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then each of the Fixed Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)   Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder's option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture. Notwithstanding the foregoing, the Company shall have the right to pay in cash the Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, immediately prior to the consummation of the Fundamental Transaction in accordance with the early redemption provisions set forth in Section 1(c).

8

(c)   Whenever the Conversion Price is adjusted pursuant to Section (4) hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(d)   In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section (2)(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate Principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a Principal amount equal to the aggregate Principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(5)               REISSUANCE OF THIS DEBENTURE.

(a)               Transfer. The Holder may not transfer this Debenture without the prior consent of the Company, which shall not be unreasonably withheld, except that no such consent is required (i) for transfers to a Person that is a Buyer under the Securities Purchase Agreement, (ii) for transfers to an affiliate of the Holder, or (iii) for so long as any Event of Default has occurred which remains uncured. Upon a transfer of this Debenture, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (5)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (5)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

9

(b)               Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (5)(d)) representing the outstanding Principal.

(c)               Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section (5)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)               Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 5(5)(a) or Section 5(5)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(6)               NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	Tanzanian Gold Corporation
#202,5626 Larch Street Vancouver, BC V6E 4E1

Telephone: 604-696-4236 Attention: Donna Moroney, Corporate Secretary E-Mail: dmoroney@wiklow.com

10

If to the Holder (YA):	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: 201-985-8300
Email: Legal@yorkvilleadvisors.com

If to the Holder (Riverfort):	Riverfort Global Opportunities PLC
Suite 39, 18 High Street
Buckinghamshire, HP11 2BE, United Kingdom
Attention: Nicholas Lee, Brian Kinane and Gytis Martinkus
Telephone:
Email: nick.lee@rgo-plc.com, brian@riverfortcapital.com and gytis.martinkus@riverfortcapital.com or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(7)               Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities except pursuant to a “normal course issuer bid” as such term is defined in Section 628 of the policies of the Toronto Stock Exchange; or (iii) enter into any agreement with respect to any of the foregoing.

(8)               This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

11

(9)               This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Supreme Court of the State of New York located in the City of New York, Borough of Manhattan, and the U.S. District Court for the Southern District of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(10)           If the Company fails to materially comply with the terms of this Debenture, then the Holder may seek, to the extent reasonably incurred and documented, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder pursuant to Section (9). The prevailing party shall be entitled to fees, including attorney fees, and costs as determined by the court.

(11)           Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(12)           If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

12

(13)           CERTAIN DEFINITIONS For purposes of this Debenture, the following terms shall have the following meanings:

(a)               "Bloomberg" means Bloomberg Financial Markets.

(b)               “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in New York or Toronto.

(c)               “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the retirement, death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned subsidiary shall be deemed a Change of Control Transaction under this provision.

(d)               “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.

(e)               “Commission” means the Securities and Exchange Commission.

(f)                “Common Stock” means the common share, no par value, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(g)               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)               “Floor Price” means $0.20 per share.

(i)                 “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

13

(j)                 “Holder’s Proportion” means the ratio between the outstanding principal amount of this Debenture and all Other Debentures held by the Holder as of the first day of each calendar month divided by the total outstanding principal amount of this Debenture and of all Other Debentures as of the same date.

(k)               “Other Debentures” means any other debentures issued pursuant to the Securities Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(l)                 “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

(m)             “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(n)               “Primary Market” means the NYSE American.

(o)               “Redemption Premium” means 10% of the Principal amount being redeemed.

(p)               “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(q)               “Trading Day” means a day on which the shares of Common Stock are quoted or traded on a Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

(r)                “Transaction Document(s)” shall mean this Debenture, along with the Securities Purchase Agreement, and any other documents or agreements entered into in connection with the foregoing.

(s)                “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

(t)                 “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

14

(u)               "VWAP" means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg.

[Signature Page Follows]

15

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
TANZANIAN GOLD CORPORATION

By: ____________________________
Name:
Title:

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO: TANZANIAN GOLD CORPORATION

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. TRX-[1][2][3] into Common Shares, no par value (“Common Stock”) of TANZANIAN GOLD CORPORATION, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Principal Amount to be Converted:
Accrued Interest to be Converted:
Total Conversion Amount to be converted:
Fixed Conversion Price:
Variable Conversion Price: Applicable Conversion Price: Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:	________________________________________
Name:	________________________________________
Title:	________________________________________
Broker DTC Participant Code:
Account Number:

EXHIBIT B

FORM OF TRANCHE B DEBENTURES

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

TANZANIAN GOLD CORPORATION

Convertible Debenture

Principal Amount: [$___________]

Debenture Issuance Date: [_________]

Debenture Number: TRX-[4][5][6][7]

FOR VALUE RECEIVED, TANZANIAN GOLD CORPORATION, a company incorporated under the laws of the Province of Alberta (the "Company"), hereby promises to pay to the order of [YA II PN, Ltd.] [Riverfort Global Opportunities PLC], or its registered assigns (the "Holder") the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), as may be extended by the Maturity Extension (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Debenture Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon a monthly interest payment date (as described below), the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Debenture (including all debentures issued in exchange, transfer or replacement hereof, this "Debenture") was originally issued pursuant to the Securities Purchase Agreement dated [____________], 2020, as amended (the “Securities Purchase Agreement”) between the Company and the Buyers listed on the Schedule of Buyers attached thereto. Certain capitalized terms used herein are defined in Section (14). Reference to dollar amounts shall mean United States dollars.

(1)               GENERAL TERMS

(a)               Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The "Maturity Date" shall be [________], 20221 as may be extended by the Company pursuant to a Maturity Extension set forth in clause (3)(c). Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

 ___________________________

1 Insert date 18 months from the issuance date.

(b)               Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 8.75% (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Accrued and unpaid interest may be paid in cash monthly beginning on the one month anniversary of the Issuance Date. If the Company does not pay the monthly interest in cash by each respective one month anniversary date, provided that there is not an Equity Conditions Failure, such interest amount shall be deemed a Company Redemption Notice as defined in Section (3)(a) confirming that such interest amount may be converted by the Holder. If the Company elects a Maturity Extension (as defined below) then the Company shall continue to pay accrued and unpaid interest in cash monthly during the additional 6 month period.

(2)               EVENTS OF DEFAULT.

(a)               An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                 the Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture or any other Transaction Document within ten (10) Business Days after such payment is due;

(ii)              The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

2

(iii)            The Company or any subsidiary of the Company shall default in any of its obligations under any debenture or mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $1,5000,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable and such default and such default is not cured or waived within forty five (45) days;

(iv)             The Common Stock shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of 10 consecutive Trading Days;

(v)               The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section (14)) unless in connection with such Change of Control Transaction this Debenture is retired;

(vi)             the Company's (A) failure to cure a Conversion Failure by delivery of (I) the required number of shares of Common Stock or (II) the Buy-In Price within five (5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section (5)(b);

(vii)          The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section (2)(a)(i) through (2)(a)(viii) hereof) or any Transaction Document (as defined in Section (14)) which is not cured within the time prescribed, or if no time is prescribed, 15 Business Days.

(viii)        any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.

(b)               During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing, the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, and the Interest Rate shall increase to an annual rate of 15% for so long as any Event of Default remains uncured. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture (subject to the limitations set out in Section (4)(e)(i) and (4)(e)(ii)) at any time after (x) an Event of Default (provided that such Event of Default is continuing) or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3

(3)   REDEMPTION

(a)               Optional Monthly Principal Cash Redemptions. The Company may, at its option, following notice to the Holder, elect to redeem in cash each Principal Redemption Amount (as defined in Section (14)) set forth on the Redemption Schedule (as defined in Section (14)) (a “Company Redemption”) on or before the applicable Redemption Date (as defined in Section (14)), subject to the provisions of Section 3(a) and (b).  On or prior to the date which is the fifth (5th) Trading Day prior to each Redemption Date (each, a “Redemption Notice Due Date”), the Company shall deliver written notice in the form attached hereto as Exhibit I (each, an “Company Redemption Notice”) to the Holder which Company Redemption Notice shall either: (i) confirm that the applicable Principal Redemption Amount may be converted by the Holder in whole, or in part, pursuant Section 4(c) anytime after the applicable Redemption Date; or (ii) state that the Company elects to redeem, in whole or in part, the applicable Principal Redemption Amount in cash pursuant to a Company Redemption. If the Company does not timely deliver a Company Redemption Notice in accordance with this Section 3(a), then the Company shall be deemed to have delivered a Company Redemption Notice confirming that the applicable Principal Redemption Amount may be converted by the Holder. Notwithstanding the foregoing, in the event that there is an Equity Conditions Failure with respect to the conversion in full of a Principal Redemption Amount then the Company shall be required to redeem the applicable Principal Redemption Amount.

(b)               Company Redemption. If the Company elects a Company Redemption in accordance with Section (3)(a), then the Principal Redemption Amount which is to be paid to the Holder on the applicable Redemption Date shall be paid by the Company on or before such Redemption Date, by wire transfer of immediately available funds, in an amount in cash equal to the full Principal Redemption Amount. If the Company fails to redeem the full Principal Redemption Amount on the applicable Redemption Date, then the Company shall be deemed to have delivered a Company Redemption Notice confirming that the unpaid portion of the applicable Principal Redemption Amount may be converted by the Holder.

(c)               Maturity Extension. At any time at least 10 Business Days prior to the due date of the Balloon Payment, the Company shall have the right, by providing written notice to the Holder, to extend the Maturity Date by an additional 6 months (the “Maturity Extension”), subject to the payment of an extension fee amounting to 6% of the Principal amount of the Balloon Payment. The fee for the Maturity Extension shall be capitalized along with the Principal amount of the Balloon Payment, and the resulting Principal shall be subject to monthly Company Redemptions in 6 equal Principal Redemption Amounts as shown on the Redemption Schedule and will be subject to cash payment or conversion into Common Stock in accordance with Section 3(a) and 3(b).

4

(d)               Company Additional Early Redemption. The Company shall have the right, but not the obligation, to redeem (“Optional Redemption”) early in cash a portion or all amounts outstanding under this Debenture as described in this Section; provided that (i) the Company provides the Holder with at least 5 Business Days’ prior written notice (each, a “Optional Redemption Notice”) of its desire to exercise an Optional Redemption, and (ii) the current stock price of the Common Stock on the NYSE American (as reported by Bloomberg LP) at the time of the delivery of the Redemption Notice is less than the Fixed Conversion Price. Each Optional Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Convertible Debentures to be redeemed and the applicable Redemption Amount. The “Optional Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company times the applicable Redemption Premium Percentage as set forth in Exhibit III, plus all accrued and unpaid interest. After receipt of the Optional Redemption Notice, the Holder shall have 5 Business Days to elect to convert all or any portion of Convertible Debentures. On the 6th Business Day after the Optional Redemption Notice, the Company shall deliver to the Holder the Optional Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions effected during the 5 Business Day period.

(4)               CONVERSION OF DEBENTURE. The amount outstanding from time to time under this Debenture shall be convertible into shares of the Company's Common Stock, on the terms and conditions set forth in this Section (3).

(a)               Conversion Right. Subject to Section (4)(e), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section (4)(b) and 4(c), at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate"). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All calculations under this Section (4) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(i)                 "Conversion Amount" means the portion of the Principal and accrued Interest, including accrued but unpaid monthly Interest calculated under Section 1(b) to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)              "Conversion Price" means, as of any Conversion Date (as defined below) , Section (4)(b) and 4(c), the lower of (i) [$____] 2(the “Fixed Conversion Price”), or (ii) 93% of the average of the 2 lowest daily VWAPs during the 10 consecutive Trading Days immediately preceding the Conversion Date (the “Variable Conversion Price”), but in no case shall the Conversion Price be lower than the Floor Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

_________________________________

2 Insert price equal to 130% of the 20-day VWAP measured as of the last completed Trading Day immediately preceding the Debenture Issuance Date

5

(b)               The Holder may at any time and from time to time, elect to convert any Principal amount which is outstanding, and any accrued and unpaid interest, at a Conversion Price equal to the Fixed Conversion Price by serving a Conversion Notice on the Company, and subject to, and in accordance with, Section 4(d).

(c)               Prior to the Redemption Date for any Principal Redemption Amount to be paid in accordance with the Redemption Schedule, the Holder may not affect any conversion of such Principal Redemption Amount at a Conversion Price based on the Variable Conversion Price, (but may elect to convert such Principal Redemption Amount at a Conversion Price equal to the Fixed Conversion Price pursuant to Section 4(b)). However, in respect of any Interest only or Principal Redemption Amount subject to a Company Redemption Notice confirming (or deemed to pursuant to Section 3(a) or 3(b)) that the applicable Interest or Principal Redemption Amount may be converted by the Holder, the Holder may, at any time and from time to time after such Redemption Date, convert the applicable Principal Redemption Amount (or any portion thereof) at a Conversion Price based on the Variable Conversion Price by serving a Conversion Notice on the Company, and subject to, and in accordance with, Section 4(d).

(d)               Mechanics of Conversion.

(i)                 Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit IV (the "Conversion Notice") to the Company and (B) if required by Section (4)(d)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to federal or state securities laws or the rules and regulations of the Commission or state authorities If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

6

(ii)              Company's Failure to Timely Convert. If within three (3) Trading Days after the Company's receipt of the email copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii)            Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(e)   Limitations on Conversions.

(i)                 Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock hereunder to the extent that after giving effect to such conversion or receipt of such Shares, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of Shares. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (4)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

7

(ii)              Principal Market Limitation. The Company shall not issue any shares of Common Stock pursuant to the terms of this Debenture if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock that the Company may issue upon conversion of the Debenture and the Other Debentures in compliance with the Company’s obligations under the rules or regulations of NYSE American (the number of shares which may be issued without violating such rules and regulations is 39,295,103 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the NYSE American for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

(iii)            Other Conversion Limitations. So long as no Event of Default has occurred, the Holder agrees that it shall not, on any given Conversion Date, convert an aggregate Conversion Amount (of this Debenture and any Other Debenture held by the Holder) using a Conversion Price based on the Variable Conversion Price that would result in Conversion Shares in excess of the Holder’s Proportion of 20% of the total volume of Shares traded on the Primary Market during the 21 Trading Day period immediately preceding such Conversion Date. This limitation shall not apply to conversions using a Conversion Price equal to the Fixed Conversion Price (unless waived with the consent of the Company), provided however, with respect to any conversions by the Holder using a Conversion Price equal to the Fixed Conversion Price, the number of such Conversion Shares that the Holder may sell on any given Trading Day shall not exceed the Holder’s Proportion of 20% of the daily volume of shares traded on the Primary Market. The Holder agrees that it shall not, on any given Conversion Date, convert an aggregate Conversion Amount (of this Debenture and any Other Debenture held by the Holder) that is less than the Holder’s Proportion of $50,000, unless the outstanding balance is less than such limitation.

(f)    Other Provisions.

(i)                 All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii)              The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding amount of this Debenture (without regard to any conversion limitations set forth herein).

8

(iii)            Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(5)   Adjustments to Conversion Price

(a)   Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then each of the Fixed Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)   Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder's option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture. Notwithstanding the foregoing, the Company shall have the right to pay in cash the Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, immediately prior to the consummation of the Fundamental Transaction in accordance with the early redemption provisions set forth in Section 1(c).

9

(c)   Whenever the Conversion Price is adjusted pursuant to Section (5) hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(d)   In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section (2)(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate Principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a Principal amount equal to the aggregate Principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(6)               REISSUANCE OF THIS DEBENTURE.

(a)               Transfer. The Holder may not transfer this Debenture without the prior consent of the Company, which shall not be unreasonably withheld, except that no such consent is required (i) for transfers to a Person that is a Buyer under the Securities Purchase Agreement, (ii) for transfers to an affiliate of the Holder, or (iii) for so long as any Event of Default has occurred which remains uncured. Upon a transfer of this Debenture, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (6)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (6)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (4)(d)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

10

(b)               Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (6)(d)) representing the outstanding Principal.

(c)               Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section (6)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)               Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 5(6)(a) or Section 5(6)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(7)               NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	Tanzanian Gold Corporation
#202,5626 Larch Street Vancouver, BC V6E 4E1

11

Telephone: 604 696-4236 Attention: Donna Moroney, Corporate Secretary E-Mail: dmoroney@wiklow.com

If to the Holder (YA II):	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: 201-985-8300
Email: Legal@yorkvilleadvisors.com

If to the Holder (Riverfort):	Riverfort Global Opportunities PLC
Suite 39, 18 High Street
Buckinghamshire, HP11 2BE, United Kingdom
Attention: Nicholas Lee, Brian Kinane and Gytis Martinkus
Telephone:
Email: nick.lee@rgo-plc.com, brian@riverfortcapital.com and gytis.martinkus@riverfortcapital.com or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(8)               Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities except pursuant to a “normal course issuer bid” as such term is defined in Section 628 of the policies of the Toronto Stock Exchange; or (iii) enter into any agreement with respect to any of the foregoing.

(9)               This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

12

(10)           This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Supreme Court of the State of New York located in the City of New York, Borough of Manhattan, and the U.S. District Court for the Southern District of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(11)           If the Company fails to materially comply with the terms of this Debenture, then the Holder may seek, to the extent reasonably incurred and documented, all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder pursuant to Section (10). The prevailing party shall be entitled to fees, including attorney fees, and costs as determined by the court.

(12)           Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(13)           If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

13

(14)           CERTAIN DEFINITIONS For purposes of this Debenture, the following terms shall have the following meanings:

(a)               “Balloon Payment” means the 18th payment representing 25% of the Principal Amount as set forth on the Redemption Schedule.

(b)               "Bloomberg" means Bloomberg Financial Markets.

(c)               “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in New York or Toronto.

(d)               “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the retirement, death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned subsidiary shall be deemed a Change of Control Transaction under this provision.

(e)               “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.

(f)                “Commission” means the Securities and Exchange Commission.

(g)               “Common Stock” means the common shares, no par value, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

14

(h)               “Company Redemption” shall have the meaning assigned in Section 3(a).

(i)                 “Company Redemption Notice” shall have the meaning assigned in Section 3(a).

(j)                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)               “Equity Conditions Failure” means that any of the following conditions are not satisfied: (i) all applicable shares of Common Stock to be issued in connection with the event requiring determination shall be eligible for sale without restriction under any applicable federal or state securities laws; (ii) the Common Stock is designated for quotation on the Primary Market and shall not have been suspended from trading on such exchange nor shall delisting or suspension by such exchange been threatened or pending; (iii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without the rules or regulations of the Primary Market; (iv) there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; (v) the daily VWAP is greater than the Floor Price for each of the five (5) consecutive Trading Days immediately prior to the date of the event requiring determination; and (vi) the Company shall have no knowledge of any fact that would cause any applicable shares of Common Stock to be issued in connection with the event requiring determination not to be eligible for sale without restriction under any applicable federal or state securities laws.

(l)                 “Floor Price” means $0.20 per share.

(m)             “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

(n)               “Holder’s Proportion” means the ratio between the outstanding principal amount of this Debenture and all Other Debentures held by the Holder as of the first day of each calendar month divided by the total outstanding principal amount of this Debenture and of all Other Debentures as of the same date.

(o)               “Maturity Extension” shall have the meaning assigned in Section 3(d).

15

(p)               “Other Debentures” means any other debentures issued pursuant to the Securities Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(q)               “Optional Redemption” shall have the meaning assigned in Section 3(d).

(r)                “Optional Redemption Amount” shall have the meaning assigned in Section 3(d).

(s)                “Optional Redemption Notice” shall have the meaning assigned in Section 3(d).

(t)                 “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

(u)               “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(v)               “Primary Market” means the NYSE American.

(w)             “Principal Redemption Amount” the amount set out under the column ‘Principal Redemption Amount” in the Redemption Schedule.

(x)               “Redemption Date” each of the dates set out under the column ‘Redemption Date’ on the Redemption Schedule, and references to a “Redemption Date” shall mean any of them applicable at the relevant time. If such day is not a Business Day, then the relevant Redemption Date shall be the immediately preceding Business Day.

(y)               “Redemption Notice Due Date” shall have the meaning assigned in Section 3(a).

(z)               “Redemption Premium Percentage” means the amount set forth on Exhibit III.

(aa)            “Redemption Schedule” means the schedule of optional cash redemptions as set out on Exhibit I, or such other schedule of repayments as the parties may agree in writing from time to time.

(bb)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc)            “Trading Day” means a day on which the shares of Common Stock are quoted or traded on a Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

16

(dd)           “Transaction Document(s)” shall mean this Debenture, along with the Securities Purchase Agreement, and any other documents or agreements entered into in connection with the foregoing.

(ee)            “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

(ff)              “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(gg)           "VWAP" means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg.

[Signature Page Follows]

17

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
TANZANIAN GOLD CORPORATION

By: _____________________________
Name:
Title:

EXHIBIT I

REDEMPTION SCHEDULE

	Principal Amount	$ 1,300,000.00
	Start Date	July 2, 2020	[For demonstration purposes]
	Interest Rate	8.75%
	Maturity Date	January 2, 2022	[18 Months]

	Redemption Date	Principal Redemption Amount
1	2 August 2020	-
2	2 September 2020	-
3	2 October 2020	-
4	2 November 2020	-
5	2 December 2020	-
6	2 January 2021	81,250.00
7	2 February 2021	81,250.00
8	2 March 2021	81,250.00
9	2 April 2021	81,250.00
10	2 May 2021	81,250.00
11	2 June 2021	81,250.00
12	2 July 2021	81,250.00
13	2 August 2021	81,250.00
14	2 September 2021	81,250.00
15	2 October 2021	81,250.00
16	2 November 2021	81,250.00
17	2 December 2021	81,250.00
18	2 January 2022	325,000.00
	TOTAL	1,300,000.00

	Maturity Extension
	Balloon Payment	$ 325,000.00
	Maturity Extension Fee	$ 19,500.00
	Capitalized Balance	$ 344,500.00
	Start Date	January 2, 2022	[For demonstration purposes]
	Interest Rate	8.75%
	Maturity Date	July 2, 2022

	Redemption Date	Principal Redemption Amount
19	2 February 2022	57,416.67
20	2 March 2022	57,416.67
21	2 April 2022	57,416.67
22	2 May 2022	57,416.67
23	2 June 2022	57,416.67
24	2 July 2022	57,416.67
	TOTAL	344,500.00

	All amounts are in United States Dollars

EXHIBIT II

COMPANY REDEMPTION NOTICE

Date: [__________]

VIA E-MAIL: trading@yorkvilleadvisors.com and [_______________]

This letter shall serve as Company Redemption Notice by Tanzanian Gold Corporation (“Company”) in accordance with Clause 3(a) of the Convertible Debenture issued to [YA II PN, Ltd.] [__] (the “Holder”) on [_______] (the “Debenture”). Unless otherwise specified, capitalized terms used in this letter shall have the meaning assigned to them in the Debenture.

Debenture Number:	TRX-[4]
Applicable Redemption Date:	[_______________]
Principal Redemption Amount:	[$______________]

The Company hereby elects the following in respect of the above referenced Principal Redemption Amount:

__	The applicable Principal Redemption may be converted by the Holder in whole, or in part, pursuant Section 4(c) anytime after the applicable Redemption Date; or

___	The Company elects to redeem in cash the applicable Principal Redemption Amount pursuant to a Company Repayment.[3]

Sincerely,

___________________________

Authorised Signatory,

___________________________

3 If the Company elects a Company Redemption, then the Principal Redemption Amount which is to be paid to the Holder on the applicable Redemption Date shall be repaid by the Company on or before such Redemption Date, and the Company shall pay to the Holder on or before such Redemption Date, by wire transfer of immediately available funds, in an amount in cash equal to the Principal Redemption. If the Company fails to redeem the full Principal Redemption Amount on the applicable Redemption Date, then the Company shall be deemed to have delivered a Company Redemption Notice confirming that the unpaid portion of the applicable Principal Redemption Amount may be converted by the Holder at the lower of the Fixed Conversion Price or the Variable Conversion Price.

EXHIBIT III

REDEMPTION PREMIUM PERCENTAGE

If Optional Redemption Notice if delivered:	Redemption Premium Percentage
On or before the 6 Month Anniversary of the Debenture Issuance Date	110.00%
After the 6 Month Anniversary, but on or before the 7 Month Anniversary	109.20%
After the 7 Month Anniversary, but on or before the 8 Month Anniversary	108.30%
After the 8 Month Anniversary, but on or before the 9 Month Anniversary	107.50%
After the 9 Month Anniversary, but on or before the 10 Month Anniversary	106.70%
After the 10 Month Anniversary, but on or before the 11 Month Anniversary	105.80%
After the 11 Month Anniversary, but on or before the 12 Month Anniversary	105.00%
After the 12 Month Anniversary, but on or before the 13 Month Anniversary	104.20%
After the 13 Month Anniversary, but on or before the 14 Month Anniversary	103.30%

After the 14 Month Anniversary, but on or before the 15 Month Anniversary	102.50%
After the 15 Month Anniversary, but on or before the 16 Month Anniversary	101.70%
After the 16 Month Anniversary, but on or before the 17 Month Anniversary	100.80%
After the 17 Month Anniversary	100.00%

EXHIBIT IV

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO: TANZANIAN GOLD CORPORATION

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. TRX-[4] into common shares, no par value (“Common Stock”) of TANZANIAN GOLD CORPORATION, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Principal Amount to be Converted:
Accrued Interest to be Converted:
Total Conversion Amount to be converted:
Fixed Conversion Price:
Variable Conversion Price: Applicable Conversion Price: Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:	____________________________________
Name:	____________________________________
Title:	____________________________________
Broker DTC Participant Code:
Account Number:

EXHIBIT C

FORM OF WARRANTS

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

Tanzanian Gold Corporation

Warrant Shares: [_____	Original Issue Date: July [__], 2020

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [YA II PN, Ltd.] [Riverfort Global Opportunities PLC] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Original Issue Date and on or prior to the close of business on the third (3rd)-year anniversary of the Original Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Tanzanian Gold Corporation, a company incorporated under the laws of the Province of Alberta (the “Company”), up to [________] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is subject to the following provisions:

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, dated as of [___], 2020, by and among the Company and the Buyers signatory thereto (as the same may be amended or supplemented, the “Purchase Agreement”). In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings set forth in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Beneficial Ownership Limitation” shall have the meaning ascribed to such term in Section 2(e).

“Bloomberg” means Bloomberg, L.P.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in New York or Toronto.

“Buy-In” shall have the meaning ascribed to such term in Section 2(d)(vii).

“DWAC” shall have the meaning ascribed to such term in Section 2(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” shall have the meaning ascribed to such term in Section 2(b).

“NYSE American” means the exchange opertated by NYSE American LLC (or any successor entity).

“Original Issue Date” shall have the meaning ascribed to such term in the Preamble.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of NYSE American from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents (as defined in the Purchase Agreement), including the issuance of all of the Warrant Shares and Conversion Shares (as defined in the Purchase Agreement) in excess of 19.99% of the issued and outstanding Common Stock as of the date of the Purchase Agreement.

“Successor Entity” shall have the meaning ascribed to such term in Section 3(c).

“Termination Date” shall be three years after the Original Issue Date.

“Trading Day” means a day on which the principal Trading Market is open for trading; provided, that in the event that the Common Stock is not listed or quoted for trading on a Trading Market on the date in question, then Trading Day shall mean a Business Day.

“Trading Market” means the NYSE American or any successors to the foregoing.

“VWAP” means, for or as of any date, the daily dollar volume-weighted average price for such security on the Trading Market as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions. If the VWAP cannot be calculated for such security on such date on the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

2

“Warrant Register” shall have the meaning ascribed to such term in Section 4(c).

“Warrant Share Delivery Date” shall have the meaning ascribed to such term in Section 2(d).

Section 2. Exercise.

a)                  Exercise of Warrant. Subject to the terms and conditions hereof including, without limitation, the limitations set forth in Section 2(e), exercise of the purchase rights represented by this Warrant may be made, in whole or in part, but not less than $50,000 agregate Exercise Price increments (unless the remaining aggregate Exercise Price of the Warrant is less than $50,000), at any time or times on or after Original Issue Date, and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise form annexed hereto (via electronic mail) and within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares of Common Stock thereby purchased by wire transfer to an account designated by the Company or cashier’s check drawn on a United States bank or as otherwise agreed by the parties. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall automatically reduce the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                  Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $[_____]1, subject to adjustment hereunder (the “Exercise Price”).

c)                  RESERVED.

___________________________

1 Insert price equal to the Fixed Conversion Price of the Convertible Debntures issued at the First Closing.

3

d)	Mechanics of Exercise.

i.            Delivery of Certificates Upon Exercise. Certificates for Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent, ComputerShare Trust Company (the “Transfer Agent”), to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is five (5) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised in accordance with the requirements of the preceding sentence and with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares of Common Stock having been paid.

ii.                     Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.                  Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.                  No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

4

v.                  Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

vi.                  Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

vii.                  Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder, subject to payment of the Exercise Price therefor. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

5

e)       Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant and any other convertible securities with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

6

f) Notwithstanding anything to the contrary contained in this Warrant and any of the other Transaction Documents, the Company shall not effect any exercise of the Warrant, and the Holder shall have the right to exercise the Warrant pursuant to the terms and conditions hereof, and any such exercise(s) shall be null and void and treated as if never made, to the extent that after giving effect to such exercise(s), the number of Warrant Shares underlying the Warrant and issued pursuant to such exercise(s), together with the number of Conversion Shares underlying the Debentures (as defined in the Purchase Agreement) and issued pursuant to any conversion(s) of the Convertible Debentures, would (A) exceed 19.99% of the shares of Common Stock outstanding immediately prior to the date of the Purchase Agreement, except that such limitation shall not apply in the event that the Company (A) obtains the Stockholder Approval or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

Section 3. Certain Adjustments.

a)                  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

7

b)                  Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Company’s board of directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

c)                  Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d)                  Notice to Holder.

i.            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly notify the Holder via regular or electronic mail setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

8

ii.            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiary, the Company shall simultaneously publicly disclose such notice.

Section 4. Transfer of Warrant.

a)                  Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or [its/his/her] agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within ten (10) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

9

b)                  New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or [its/his/her] agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                  Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Holder will promptly notify the Company upon any transfer or assignment of this Warrant.

d)                  Transfer Restrictions. The Warrant may only be disposed of in compliance with state and federal securities laws and shall not transferred unless the Warrant is (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144.

e)                  Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that [he/she/it] is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for [its/his/her] own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a)                  No Rights as a Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

10

b)                  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)                  Authorized Common Stock.

(i) The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

11

(iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                  Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Warrants, then, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.

f)                   Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)                  Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder or the Company shall operate as a waiver of such right or otherwise prejudice the Holder’s or the Company’s respective rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If either the Company or the Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the other, such party shall pay to such other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the affected party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder subject to the prevailing party requirements set forth in Section 5(e).

12

h)                  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached to the Purchase Agreement at or prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of email , if such notice or communication is delivered via email at the email address set forth on the signature pages attached to the Purchase Agreement on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature page attached to the Purchase Agreement.

i)                   Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                   Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)                  Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)                   Amendment. This Warrant may be modified or amended or the provisions hereof waived in accordance with the Purchase Agreement.

13

m)               Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                  Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

14

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Tanzanian Gold Corporation

By:__________________________________________

     Name:  James E. Sinclair

     Title:    Executive Chairman

15

NOTICE OF EXERCISE

To: Tanzanian Gold Corporation

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] [as otherwise may be agreed]

(3)   Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Person: _______________________________________________________________________

Signature of Authorized Signatory of Investing Person: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant [or _____ Warrant Shares] and all rights evidenced thereby are hereby assigned to

Name:	______________________________
(Please Print)
Address:	______________________________
(Please Print)
Dated: _______________ __, ______
Holder’s Signature: _____________________________
Holder’s Address: ______________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.